UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2016 annual Meeting of shareholders of A. H. Belo Corporation (the “Company” or “A. H. Belo”) was held on May 12, 2016, in Dallas, Texas. The following are the final voting results and a brief description of each matter submitted to the Company’s shareholders at that meeting. Each proposal is described in more detail in the Company’s 2016 Proxy Statement.

Proposal 1: Election of Directors. The shareholders of the Company elected each of the three director nominees nominated by the Company’s Board of Directors, as follows: Louis E. Caldera, John P. Puerner and Nicole G. Small were elected as Class II directors and are eligible to serve a three-year term until the 2018 annual meeting.

The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Withheld	Broker Non-Votes
Louis E. Caldera	35,129,961	2,321,162	3,606,867
John P. Puerner	35,136,225	2,314,898	3,606,867
Nicole G. Small	35,006,704	2,444,419	3,606,867

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by the following vote:

For	Against	Abstain	Broker Non-Votes
40,820,306	218,105	19,579	0

Item 8.01.	Other Events.

On May 12, 2016, the Company’s Board of Directors approved a third quarter 2016 dividend of $0.08 per share. The dividend will be payable on September 2, 2016 to shareholders of record at the close of business on August 12, 2016. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2016	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin

Senior Vice President/General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated May 12, 2016